UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2008

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On September 10, 2008, Popular, Inc. (the "Registrant") issued $250 million of its Floating Rate Notes due 2011 in a private offering to certain institutional investors pursuant to Rule 144A under the Securities Act of 1933. The Floating Rate Notes bear interest at a rate of LIBOR plus 3.25% (or 6.06688% for the initial quarterly period) and mature on September 12, 2011. The interest rate on the Floating Rate Notes is subject to adjustment based on changes in the senior debt rating of Popular, Inc. and the holders of Floating Rate Notes have the right to require the Registrant to purchase the Floating Rate Notes on each quarterly interest payment date beginning on March 2010. A copy of the Supplemental Indenture with respect to the Floating Rate Notes is attached to this Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Supplemental Indenture

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

September 16, 2008	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Exhibit 99.1 Supplemental Indenture